Exhibit 10.5

LEASE AGREEMENT

This Lease entered into this day by and between the City of Greenville, Mississippi, a municipal corporation, Lessor, acting by and through The City Council of Greenville, and Cotton Club of Greenville, Inc., a Mississippi corporation with its principal place of business in Greenville, Mississippi, Lessee,

WITNESSETH:

1.

The City of Greenville, Mississippi, is a municipality in which there is situated a harbor that is a port of entry. Further, the said City owns the land described in Exhibit “1” and which is shown as “Area 2” on the map or plat attached to said Exhibit “1”, both said exhibit and said plat being attached hereto and made a part hereof by reference. Said land is situated within reasonable and practical proximity to said harbor and/or port. The City has determined that the lease of said land to Cotton Club of Greenville, Inc., upon the terms and conditions and with the safeguards herein stated, is needful for the convenient use of the same in the aid of commerce, for industrial use, and that said terms, conditions and safeguards are such as will best promote and protect the public interest. The terms and conditions, and the monetary rental herein stated, have been found by the City to be adequate and have been approved by the City in an order or resolution authorizing the same.

2.

Wherefore, premises considered, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor upon the terms and conditions and rentals hereinafter set forth that certain property located in the City of Greenville, Washington County, Mississippi, as more fully described on Exhibit “1” and on the plat attached thereto, both of which are attached hereto and incorporated herein by reference.

3.

The term of this lease shall commence on the 1st day of April 1993, and end at midnight on the 31st day of August, 1995. At the expiration of the original term, Lessee shall have the option of three (3) additional five (5) year option terms, to be renewed automatically, unless written notice of termination is given to Lessor by Lessee sixty (60) days prior to the expiration date of the then existing term.

4.

As rental for said property, Lessee hereby agrees to pay Lessor the sum of $100.00 per month payable in advance on the 1st day of April and on the 1st day of each month thereafter during the original term of this lease. Rentals for each option term hereunder shall be subject to a cost of living increase to be based on the Consumer Price Index using April, 1993 as the base period.

5.

Lessee, as a material part of the consideration herein, hereby waives all claims against Lessor for damages to goods, equipment or merchandise or other items of personal property, upon or about said premises, and for injuries, including death, to persons in or about said premises, from any cause arising at any time. Lessee hereby agrees to hold Lessor exempt and harmless from any loss, damage, expense or injury, including death, to any person, or to the goods, equipment, merchandise or property of any person or persons arising from the use of the premises by Lessee. Lessee further agrees that it will at all times during the term of this lease or any option term hereunder, at its own expense, carry and maintain public liability insurance on the above premises in the limits of not less than $1,000,000.00 with Lessor named as an additional assured therein, to protect the Lessor from any and all claims for personal injury, including death, and property damage which may arise from the operations under this lease agreement. Certificates of such insurance shall be filed with Lessor and shall be subject to Lessor’s approval.

6.

The Lessee shall not sublease said property, or any portion thereof, without first obtaining the written consent of the Lessor, which consent will not be unreasonably withheld. Lessee hereby agrees and obligates itself in the use and occupancy of the above described property to conform to and abide by any rules, regulations, restrictions or ordinances that are now or may hereafter be imposed or promulgated by Lessor, the Greenville Port Commission, and/or the Board of Mississippi Levee Commissioners. Lessee further agrees that no illegal activity will be conducted or permitted in or upon the above property or in or upon the Cotton Club of Greenville, Inc. It is further understood and agreed that this lease is made subject to any rights of way or easements of the Board of Mississippi Levee Commissioners in, on, and over said property.

7.

Any notice(s) hereunder shall be in writing, and if to the Lessee, shall be addressed as follows:

Cotton Club of Greenville, Inc.
333 Washington Avenue
Greenville, MS 38701

and if to the City of Greenville, shall be addressed as follows:

Mayor
City of Greenville
Post Office Box 897
Greenville, MS 38702-0897

8.

Upon the termination of this Lease Agreement, any and all improvements made by Cotton Club upon the premises may at City’s sole election either be and become the sole property of City or City may require Cotton Club to remove same at its sole cost and expense.

9.

It is expressly understood and agreed by the parties hereto that the Lessor leases and grants unto Lessee only such interest as it has the authority to grant and/or as it may possess in the leased premises, if any, and Lessor makes no representation, guaranty or warranty whatsoever to Lessee as to Lessor’s authority, title or ownership of the leased premises, which Lessee hereby accepts as is, where is.

10.

Lessee agrees and acknowledges that, as long as Lessee leases any portion of City owned property, it will not discriminate by segregation or, otherwise, against any person or persons because of race, color, religion, sex, or national origin; also, Lessee shall not refuse to allow the public the use of the facilities herein or restrict the use of the leased property herein including any and all services, privileges, accommodations, membership, and/or activities to be conducted on the leased premises to any person because of race, color, religion, sex, or national origin.

EXECUTED, this the 1st day of April, 1993.

COTTON CLUB OF GREENVILLE, INC.

By:	/s/ Matthew B. Walker
Matthew B. Walker, President

CITY OF GREENVILLE, MISSISSIPPI

By:	/s/ C. C. “Frank”
C. C. “Frank” Self, Mayor

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named Matthew B. Walker, President of COTTON CLUB OF GREENVILLE, INC., a Mississippi corporation, who acknowledged that for and on behalf of said corporation as its act and deed he signed and delivered the above and foregoing Lease Agreement on the day and year therein mentioned for the purposes therein stated, after first being authorized so to do.

GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 31st day of March, 1993.

/s/ [ILLEGIBLE]
Notary Public
My Commission Expires:
4/1/96
STATE OF MISSISSIPPI
COUNTY OF WASHINGTON

PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named C. C. “Frank” Self, who affirmed that he is the Mayor of the City of Greenville, Mississippi, and that in his capacity as same, he executed the above and foregoing Lease Agreement for the purposes therein mentioned, he being duly authorized so to do.

GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 1st day of April, 1993.

/s/ [ILLEGIBLE]
Notary Public
My Commission Expires:
My Commission Expires February 5, 1996

A tract of land 210 feet wide, the south line of which shall be the north edge of the paved City wharf, the east line of which is the west edge of the access concrete sidewalk into Schelben Park, the north line of which is 210 feet north of and parallel to the north edge of the concrete City wharf, and the west line of which is the water’s edge of lake Ferguson, as it rises and falls, said tract of land being shown as “Area 2” on the map or plat attached hereto and made a part hereof by reference as if fully set out herein.

4-18-8

No Other Indexing Instructions